Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 29, 2007, among the Subsidiaries of the Company (as defined below) listed on Schedule II(a) hereto (the “Guaranteeing Subsidiaries”) and Schedule II(b) hereto (the “New LLC Guarantors”), Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of March 26, 2007 (the “Indenture”), providing for the issuance of 7.625% Senior Subordinated Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”);

WHEREAS, certain of the Guarantors listed on Schedule III hereto (the “Predecessor Guarantors”) have merged with and into (the “Mergers”) the New LLC Guarantors and Asbury Automotive Texas L.L.C., a Delaware limited liability company and a Guarantor (together with the New LLC Guarantors, the “Texas LLC Guarantors”) with the applicable Texas LLC Guarantor as the surviving entity in each of the Mergers;

WHEREAS, as a result of the Mergers, each of the applicable Texas LLC Guarantors (i) is hereby entering into this Supplemental Indenture to evidence the Mergers and (ii) is assuming, by operation of law, the respective obligations of each of the Predecessor Guarantors under the Indenture, their respective Subsidiary Guarantees and the Registration Rights Agreement;

WHEREAS, pursuant to Section 11.06 of the Indenture, each of the Guarantors listed on Schedule IV hereto (the “Texas LP Guarantors”) is being released and relieved of its obligations under its Subsidiary Guarantee and this Supplemental Indenture hereby evidences the release of such Texas LP Guarantor from its obligations under its Subsidiary Guarantee; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries, the New LLC Guarantors, the Texas LP Guarantors, the other Guarantors and the Trustee, as applicable, mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ASSUMPTION BY THE TEXAS LLC GUARANTORS. Each of the Texas LLC Guarantors hereby assumes the obligations of the applicable Predecessor Guarantor for the due and punctual payment of the principal of, premium, if any, and interest on all outstanding Notes issued pursuant to the Indenture and the performance and observance of each other obligation and covenant set forth in the Indenture, its respective Subsidiary Guarantee and the Registration Rights Agreement to be performed or observed on the part of the Predecessor Guarantor. Each of the Texas LLC Guarantors is hereby substituted for, and may exercise every right and power of, the applicable Predecessor Guarantor under the Indenture with the same effect as if each of the Texas LLC Guarantors had been named as Guarantors in the Indenture, and each of the Texas LLC Guarantors is a successor Person under the Indenture.

3. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and such Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) Such Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

(h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

4. EXECUTION AND DELIVERY. Each of the Guaranteeing Subsidiaries and each of the Texas LLC Guarantors agree that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantees.

5. GUARANTEEING SUBSIDIARIES MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

(a) No Guaranteeing Subsidiary may sell or otherwise dispose of all or substantially all of its assets to or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

either

(i)

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than such Guarantor, assumes all the obligations of that Guarantor under the Indenture, its Subsidiary Guarantee and, if the Exchange Offer has not been consummated or Special Interest remains due and owing, under the Registration Rights Agreement pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and completes all other required documentation; or

(B) the Net Proceeds, if any, of such sale or other disposition are applied in accordance with the provisions described in the third paragraph of Section 4.10 of the Indenture; and

(ii) immediately after giving effect to such transaction, no Default exists.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c) Except as set forth in Articles 4 and 5 and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another

Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

6. RELEASES.

(a) In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or any other Guarantor, (ii) a termination of one or more Guarantees by any Guarantor of any other Senior Subordinated Indebtedness of the Company or any other Guarantor which results in such Guarantor no longer being subject to any Guarantee of any other Senior Subordinated Indebtedness of the Company or any other Guarantor, (iii) the exercise by the Company of its option to have either Section 8.02 or 8.03 of the Indenture be applied to all outstanding Notes in accordance with the terms set forth in Article 8 of the Indenture or (iv) the designation by the Company of any Guarantor as an Unrestricted Subsidiary in accordance with the terms set forth in Section 4.13 of the Indenture, then such Guarantor (upon the occurrence of an event described in clauses (ii), (iii) or (iv) of this paragraph) or the corporation acquiring the property (upon the occurrence of an event described in clause (i) of this paragraph) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds, if any, of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

(b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

(c) Pursuant to Section 11.06 of the Indenture, each of the Texas LP Guarantors are hereby released and relieved of its obligations under its Subsidiary Guarantee and this Supplemental Indenture hereby evidences the release of such Texas LP Guarantor from its obligations under its Subsidiary Guarantee.

7. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary or any Texas LLC Guarantor, as such, shall have any liability for any obligations of the Company, any Guaranteeing Subsidiary or any Texas LLC Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

8. INDENTURE. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

9. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

12. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SIGNATURES

ASBURY AUTOMOTIVE GROUP, INC.

By:	/S/ LYNNE A. BURGESS
Name:	Lynne A. Burgess
Title:	Vice President, General Counsel & Secretary

EACH GUARANTOR LISTED ON SCHEDULE I HERETO

By:	/S/ LYNNE A. BURGESS
Name:	Lynne A. Burgess
Title:	Vice President and Assistant Secretary or Secretary of each Limited Liability Company or Corporation, or the General Partner of each Limited Partnership listed on the attached Schedule

EACH GUARANTEEING SUBSIDIARY LISTED ON SCHEDULE II(a) HERETO

By:	/S/ LYNNE A. BURGESS
Name:	Lynne A. Burgess
Title:	Vice President of each Limited Liability Company or the Sole Member of each Limited Liability Company listed on the attached Schedule

EACH NEW LLC GUARANTOR LISTED ON SCHEDULE II(b) HERETO

By:	/S/ LYNNE A. BURGESS
Name:	Lynne A. Burgess
Title:	Vice President of each Limited Liability Company or the Sole Member of each Limited Liability Company listed on the attached Schedule

THE BANK OF NEW YORK

By:	/S/ CARLOS R. LUCIANO
Name:	Carlos R. Luciano
Title:	Vice President

Schedule I

SCHEDULE OF GUARANTORS

The following schedule lists each Guarantor as of March 26, 2007, the date of the Indenture:

Asbury Automotive Financial Services, Inc.

Asbury Automotive Group Holdings, Inc.

Asbury Automotive Group L.L.C.

Asbury Automotive Management L.L.C.

Asbury Automotive South, L.L.C.

Asbury Automotive West, L.L.C.

Asbury Automotive Southern California L.L.C.

Asbury Arkansas Hund L.L.C.

Asbury AR Niss L.L.C .

Asbury Automotive Arkansas Dealership Holdings L.L.C.

Asbury Automotive Arkansas L.L.C.

Asbury MS Gray-Daniels L.L.C.

Asbury MS Metro L.L.C.

Escude-M L.L.C.

Escude-MO L.L.C.

Escude-NN L.L.C.

Escude-NS L.L.C.

Escude-T L.L.C.

NP FLM L.L.C.

NP MZD L.L.C.

NP VKW L.L.C.

Premier NSN L.L.C.

Premier Pon L.L.C.

Prestige Bay L.L.C.

Prestige Toy L.L.C.

Asbury Atlanta AC L.L.C.

Asbury Atlanta AU L.L.C.

Asbury Atlanta BM L.L.C.

Asbury Atlanta Chevrolet L.L.C.

Asbury Atlanta Hon L.L.C.

Asbury Atlanta Infiniti L.L.C.

Asbury Atlanta Jaguar L.L.C.

Asbury Atlanta Lex L.L.C.

Asbury Atlanta VL L.L.C.

Asbury Automotive Atlanta L.L.C.

Atlanta Real Estate Holdings L.L.C.

Spectrum Insurance Services L.L.C.

Asbury Automotive Fresno L.L.C.

Asbury Fresno Imports L.L.C.

AF Motors, L.L.C.

ALM Motors, L.L.C.

ANL, L.P.

Asbury Automotive Central Florida, L.L.C.

Asbury Automotive Deland, L.L.C.

Asbury Automotive Florida, L.L.C.

Asbury Automotive Jacksonville GP L.L.C.

Schedule I

Asbury Automotive Jacksonville, L.P.

Asbury Deland Imports 2, L.L.C.

Asbury Jax AC, L.L.C.

Asbury Jax Holdings, L.P.

Asbury Jax K, L.L.C.

Asbury Jax Management L.L.C.

Asbury Jax PB Chev, L.L.C.

Asbury-Deland Imports, L.L.C.

Avenues Motors, Ltd.

Bayway Financial Services, L.P.

BFP Motors L.L.C.

C&O Properties, Ltd.

CFP Motors, Ltd.

CH Motors, Ltd.

CHO Partnership, Ltd.

CK Chevrolet L.L.C.

CK Motors LLC

CN Motors, Ltd.

Coggin Automotive Corp.

Coggin Cars L.L.C.

Coggin Chevrolet L.L.C.

Coggin Management, L.P.

CP-GMC Motors, Ltd.

CSA Imports L.L.C.

HFP Motors L.L.C.

KP Motors L.L.C.

Asbury Automotive Mississippi, L.L.C.

Asbury MS Chev, L.L.C.

Asbury MS Wimber L.L.C.

Asbury MS Yazoo L.L.C.

Asbury No Cal Niss L.L.C.

Asbury Sacramento Imports L.L.C.

Asbury So Cal DC L.L.C.

Asbury So Cal Hon L.L.C.

Asbury So Cal Niss L.L.C.

Asbury Automotive North Carolina Dealership Holdings L.L.C.

Asbury Automotive North Carolina L.L.C.

Asbury Automotive North Carolina Management L.L.C.

Asbury Automotive North Carolina Real Estate Holdings L.L.C.

Camco Finance II L.L.C.

Camco Finance L.L.C.

Crown Acura/Nissan, LLC

Crown Battleground, LLC

Crown CHH L.L.C.

Crown CHO L.L.C.

Crown CHV L.L.C.

Crown Dodge, LLC

Crown FDO L.L.C.

Crown FFO Holdings L.L.C.

Crown FFO L.L.C.

Crown Fordham L.L.C.

Schedule I

Crown GAC L.L.C.

Crown GAU L.L.C.

Crown GBM L.L.C.

Crown GCA L.L.C.

Crown GCH L.L.C.

Crown GDO L.L.C.

Crown GHO L.L.C.

Crown GKI L.L.C.

Crown GMI L.L.C.

Crown GNI L.L.C.

Crown GPG L.L.C.

Crown GVO L.L.C.

Crown Honda, LLC

Crown Honda-Volvo, LLC

Crown Mitsubishi, LLC

Crown Motorcar Company L.L.C.

Crown Raleigh L.L.C.

Crown RIA L.L.C.

Crown RIB L.L.C.

Crown Royal Pontiac, LLC

Crown SJC L.L.C.

Crown SNI L.L.C.

RER Properties, LLC

RWIJ Properties, LLC

Asbury Automotive Oregon L.L.C.

Asbury Automotive Oregon Management L.L.C.

Thomason Frd L.L.C.

Thomason Auto Credit Northwest, Inc.

Thomason Dam L.L.C.

Thomason Hon L.L.C.

Thomason Hund L.L.C.

Thomason Maz L.L.C.

Thomason Niss L.L.C.

Thomason Outfitters L.L.C.

Thomason Pontiac-GMC L.L.C.

Thomason Suzu L.L.C.

Thomason TY L.L.C.

Thomason Zuk L.L.C.

Asbury Automotive St. Louis, L.L.C.

Asbury St. Louis Lex L.L.C.

Asbury St. Louis Cadillac L.L.C.

Asbury St. Louis Gen L.L.C.

Asbury Automotive Brandon, L.P.

Asbury Automotive Tampa GP L.L.C.

Asbury Automotive Tampa, L.P.

Asbury Tampa Management L.L.C.

JC Dealer Systems LLC (formerly known as Dealer Profit Systems L.L.C.)

Precision Computer Services, Inc.

Precision Enterprises Tampa, Inc.

Precision Infiniti, Inc.

Precision Motorcars, Inc.

Schedule I

Precision Nissan, Inc.

Tampa Hund, L.P.

Tampa Kia, L.P.

Tampa LM, L.P.

Tampa Mit, L.P.

Tampa Suzu, L.P.

WMZ Brandon Motors, L.P.

WMZ Motors, L.P.

WTY Motors, L.P.

Asbury Automotive Texas Holdings L.L.C.

Asbury Automotive Texas L.L.C.

Asbury Automotive Texas Real Estate Holdings L.P.

Asbury Texas Management L.L.C.

McDavid Auction, L.P.

McDavid Austin-Acra, L.P.

McDavid Frisco-Hon, L.P.

McDavid Grande, L.P.

McDavid Houston-Hon, L.P.

McDavid Houston-Kia, L.P.

McDavid Houston-Niss, L.P.

McDavid Irving-Hon, L.P.

McDavid Irving-PB&G, L.P.

McDavid Irving-Zuk, L.P.

McDavid Outfitters, L.P.

McDavid Plano-Acra, L.P.

Plano Lincoln-Mercury, Inc.

Schedule II(a)

SCHEDULE OF GUARANTEEING SUBSIDIARIES

The following schedule lists each Guaranteeing Subsidiary becoming a Guarantor under the Indenture pursuant to the Supplemental Indenture to which this Schedule II(a) is attached:

Asbury Atlanta Inf L.L.C.

Asbury Atlanta Nis L.L.C.

Schedule II(b)

SCHEDULE OF NEW LLC GUARANTORS

The following schedule lists each New LLC Guarantor becoming a Guarantor under the Indenture as a result of the Mergers and evidenced by the Supplemental Indenture to which this Schedule II(b) is attached:

McDavid Austin-Acra, L.L.C.

McDavid Frisco-Hon, L.L.C.

McDavid Houston-Niss, L.L.C.

McDavid Houston-Hon, L.L.C.

McDavid Plano-Acra, L.L.C.

McDavid Grande, L.L.C.

McDavid Irving-Hon, L.L.C.

McDavid Outfitters, L.L.C.

Asbury Automotive Texas Real Estate Holdings L.L.C.

II-1

Schedule III

SCHEDULE OF PREDECESSOR GUARANTORS

The following schedule lists each Predecessor Guarantor that has been merged with and into the Texas LLC Guarantors pursuant to the Mergers:

McDavid Austin-Acra, L.P.

McDavid Frisco-Hon, L.P.

McDavid Houston-Niss, L.P.

McDavid Houston-Hon, L.P.

McDavid Plano-Acra, L.P.

McDavid Grande, L.P.

McDavid Irving-Hon, L.P.

McDavid Outfitters, L.P.

Asbury Automotive Texas Real Estate Holdings L.P.

Asbury Automotive West, L.L.C.

Asbury Automotive Texas Holdings L.L.C.

Asbury Texas Management L.L.C.

III-1

Schedule IV

SCHEDULE OF THE TEXAS LP GUARANTORS

The following schedule lists each Texas LP Guarantor that is being released as a Guarantor pursuant to Section 11.06 of the Indenture:

McDavid Auction, L.P.

McDavid Houston-Kia, L.P.

McDavid Irving-PB&G, L.P.

McDavid Irving-Zuk, L.P.

IV-1